COMMERCIAL CONTRACT - IMPROVED PROPERTY
 USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF
                        REALTORS IS NOT AUTHORIZED.
                Texas Association of REALTORSr, Inc. 2002
1. PARTIES: Seller agrees to sell and convey to Buyer the Property described in Paragraph 2. Buyer agrees
 to buy the Property from Seller for the sales price stated in Paragraph 3.
                      The parties to this contract are:

     Seller: AEI Real Estate Fund XVI Limited Partnership, AEI Real Estate Fund XVII Limited Partnership, AEI Net Lease Income & Growth Fund XIX Limited Part., AEI Income & Growth Fund XXII Ltd. Partr

     Address: 1300 Wells Fargo Place, 30 E. 7th Street, St. Paul, MN  55101
     Phone: 800-234-1031                 Fax: 651-227-7705

     Buyer: Dan Quinlan and /or Assigns
     Address: 4295 San Felipe, Suite 316, Houston, TX  77027
     Phone: 713-622-8155                  Fax: 713-622-4540

2. PROPERTY:

  A."Property" means that real property situated in Travis County, Texas
     at  11617 Research Boulevard Austin TX  78759             (address)
     and that is legally described on the attached Exhibit A     or as
     follows:


  B.   Seller will sell and convey the Property together with:
     (1) all buildings, improvements, and fixtures;
     (2) all rights, privileges, and appurtenances pertaining to the Property, including Seller's right, title, and interest in any minerals, utilities, adjacent streets, alleys, strips, gores, and rights-of-way;

   (Describe any exceptions, reservations, or restrictions in Paragraph 11 or an addendum.) (If the Property is a condominium, attach condominium addendum.)

3. SALES PRICE: At or before closing, Buyer will pay the following sales price for the Property:

  A.   Cash portion payable by Buyer at closing                $ 1,900,000

  B.   Sum of all financing described in Paragraph 4           $

  C.   Sales price (sum of 3A and 3B)                          $ 1,900,000

     Initialed for Identification by Buyer /s/ DQ Seller /s/ RPJ

Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin, TX 78759

5. EARNEST MONEY:

  A. Not later than 3 days after the effective date, Buyer must deposit $ 50,000 as earnest money with Fidelity National
                                         (title company and escrow agent) at
     (title company's address). Buyer will deposit additional earnest money of $ 1,000.
     on or before: [ ] (i) the th day after Buyer's right to terminate und er Paragraph 7B(3) expires; or
     [x] (ii) anytime after feasibility expires. The title company is the escrow agent under this contract.

  B. If Buyer fails to timely deposit the earnest money, Seller may terminate this contract by providing written notice to Buyer before Buyer deposits the earnest money and may exercise Seller's remedies under Paragraph 15.

  C. Buyer may instruct the escrow agent to deposit the earnest money in an interest-bearing account at a federally insured financial institution and to credit any interest to Buyer.


6. TITLE POLICY, SURVEY, AND UCC

  SEARCH: A. Title Policy:

     (1) Seller, at Seller's expense, will furnish Buyer an Owner's Policy of Title Insurance (the title policy) issued by the title company in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy, subject only to:
       (a) those title exceptions permitted by this contract or as may be approved by Buyer in writing; and
       (b) the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

     (2) The sandard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements:
       [  ](a) will not be amended or deleted from the title policy.
       [  ](b) will be amended to read "shortages in areas" at
               the expense of         [x]  Buyer  [  ]   Seller.

     (3) Buyer may object to any restrictive covenants on the Property within the time required under Paragraph 6D.

     (4) Within 14 days after the effective date, Seller will furnish Buyer a commitment for title insurance
       (the commitment) including legible copies of recorded documents evidencing title exceptions. Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer's address.

     Initialed for Identification by Buyer /s/ DQ Seller /s/ RPJ


Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin, TX 78759

  B. Survey:

     (1) Within 21 days after the effective date:

     [ ] (a) Buyer will obtain a survey of the Property at Buyer's expense and deliver a copy of the survey to Seller.

     [ ] (b) Seller, at Seller's expense, will furnish Buyer a survey of the Property dated after the effective date.

     [x] (c) Seller will deliver a true and correct copy of Seller's existing survey of the Property dated
                                   . Seller, at Seller's expense:

     [  ]  (i) will have the existing survey recertified on a date not earlier than
     [x] (ii) will not have the existing survey recertified. Seller [ ] will [ ] will not deliver to the title company an affidavit required by the title company for approval of the survey that states that Seller knows of no changes or alterations to the Property as depicted on the survey.

     (2) The survey required under Paragraph 6B(1) must be made by a Registered Professional Land Surveyor acceptable to the title company. The survey must:
       (a) identify the Property by metes and bounds or platted lot description;
       (b) show that the survey was made and staked on the ground with corners permanently marked;
       (c)  set forth the dimensions and total area of the Property;
       (d) show the location of all improvements, highways, streets, roads, railroads, rivers, creeks or other waterways, fences, easements, and rights- of-way on the Property with all easements and rights-of-way referenced to their recording information;
       (e) show any discrepancies or conflicts in boundaries, any visible encroachments, and any portion of the Property lying in a special flood hazard area (an "A" or "V zone as shown on the current Federal Emergency Management Agency (FEMA) flood insurance rate map); and
       (f) contain the surveyor's certificate that the survey is true and correct.

  C. UCC Search:

  [ ] (1) Withindays after the effective date, Seller, at Seller's expense, will furnish Buyer a Uniform Commercial Code (UCC) search prepared by a reporting service and dated after the effective date. The search must identify documents that are on file with the Texas Secretary of State and the county where the Property is located that relate to all personal property on the Property and show, as debtor, Seller and all other owners of the personal property in the last 5 years.

      [x]  (2) Buyer does not require Seller to furnish a UCC search.

  D. Buyer's Objections to the Commitment, Survey, and UCC Search:

     (1) Within 14 days after Buyer receives the commitment, copies of the documents evidencing title exceptions, any required survey, and any required UCC search, Buyer may object to matters disclosed in the items if:
      (a) the matters disclosed constitute a defect or encumbrance to title to the real or personal property described in Paragraph 2 other than those permitted by this contract or liens that Seller will satisfy at closing or Buyer will assume at closing; or
      (b) the items show that any part of the Property lies in a special flood hazard area (an "A" or "V" zone as defined by FEMA);

          Initialed for Identification by Buyer /s/ DQ  Seller /s/ RPJ


Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin, TX 78759

     (2) Seller may, but is not obligated to, cure Buyer's timely objections within 20 days after Seller receives the objections. The closing date will be extended as necessary to cure the objections. If Seller fails to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections. If Buyer terminates, the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer.

     (3) Buyer's failure to timely object or terminate under this Paragraph 6D is a waiver of Buyer's right to object except that Buyer will not waive the requirements in Schedule C of the commitment.

7. PROPERTY CONDITION:

[x]  A. Present Condition: (Check (1) or (2) only.)

  [x]  (1) Buyer accepts the Property in its present "as-is" condition.

  [ ] (2) Buyer accepts the Property in its present condition except that Seller, at Seller's expense, will complete the following before closing:



[x]  B. Feasibility:

     (1) Delivery of Property Information: Within 14 days after the effective date, Seller will deliver to Buyer the following items to the extent that the items are in Seller's possession or are readily available to Seller. Any item not delivered is deemed not to be in Seller's possession or readily available to Seller. The items Seller will deliver are:
       (l) a copy of Seller's income and expense statement for the Property from none to none
       (m)\copies of all previous environmental assessments, studies, or analyses made on or relating to the Property;
       (n) real and personal property tax statements for the Property for the previous 2 calendar years; and
       (o)



        Initialed for Identification by Buyer /s/ DQ Seller /s/ RPJ



           Commercial Contract - Improved Property concerning

  (2) Inspections, Studies, or Assessments:

       (a) Within 60 days after the effective date, Buyer, at Buyer's expense, may complete or cause to be completed inspections, studies, or assessments of the Property, including all improvements and fixtures. Inspections, studies, or assessments may include, but are not limited to:
          (i) physical property inspections (for example, structural pest control, mechanical, structural, electrical, and plumbing inspections);
          (ii) economic feasibility studies;
          (iii) environmental assessments (for example, soil tests, air sampling, and paint sampling);
          (iv) engineering studies; and
          (v) compliance inspections (for example, compliance determination with zoning ordinances, restrictions, building codes, and statutes).

       (b) Seller, at Seller's expense, will turn on all utilities necessary for Buyer to make inspections, studies, or assessments.

       (c) Buyer must:
          (i)  employ only trained and qualified inspectors and assessors;
          (ii) notify Seller, in advance, of when the inspectors or assessors will be on the Property;
          (iii) abide by any reasonable entry rules or requirements that Seller may require;
          (iv) not interfere with existing operations or occupants of the Property; and
          (v) restore the Property to its original condition if altered due to inspections, studies, or assessments that Buyer completes or causes to be completed.

       (d) Except for those matters that arise from the negligence of Seller or Seller's agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expense resulting from Buyer's inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller's agents against any claim involving a matter for which Buyer is responsible under this paragraph. This paragraph survives termination of this contract.

     (3) FEASIBILITY PERIOD AND RIGHT TO TERMINATE: Buyer may terminate this contract for any reason within 60 days after the effective date by providing Seller with written notice of termination. If Buyer does not terminate within the time required, Buyer accepts the Property in its PRESENT "AS IS" CONDITION with any repairs Seller is obligated to complete under this contract. (Check only one box.)

  [ ] (a) If Buyer terminates under this Paragraph 7B(3), the earnest money will be refunded to Buyer less $that Seller will retain as independent co nsideration for Buyer's right to terminate. Buyer has tendered the independent consideration to Seller upon payment of the full amount specified in Paragraph 5 to the escrow agent. The independent consideration is to be credited to the sales price only upon closing of the sale.

  [x] (b) Buyer has paid Seller $1000 as independent consideration for Buy er's right to terminate by tendering such amount directly to Seller or Seller's agent. If Buyer terminates under this Paragraph 7B(3), the earnest money will be refunded to Buyer and Seller will retain the independent consideration. The independent consideration [x] will [ ] will not be credited to the sales price upon closing of the sale.


        Initialed for Identification by Buyer /s/ DQ Seller /s/ RPJ


Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin, TX 78759

     (4) RETURN OF PROPERTY INFORMATION: If this contract terminates for any reason, Buyer will, not later than 10 days after the termination date:
       (i) return to Seller all those items described in Paragraph 7B(1) that Seller delivered to Buyer and all copies that Buyer made of those items; and (ii) deliver copies of all inspection and assessment reports
        (excluding economic feasibility studies) related to the Property that Buyer completed or caused to be completed. This Paragraph 7B(4) survives termination of this contract.

     (5)CONTRACTS AFFECTING OPERATIONS: After Buyer's right to terminate under Paragraph 7B(3) expires, Seller may not enter into, amend, or terminate any other contract that affects the operations of the Property without Buyer's prior written approval.

8. BROKERS:

  D.    The brokers to this sale are:


  Dan Quinlan          0230264            Hugh Ruggies        0143211
  Cooperating Broker   License No.        Principal Broker    License No.

4295 San Felipe, Suite 316                2500 Tanglewilde 305
Houston TX 77027                          Houston, TX 77063
 Address                                           Address

 713-622-8155         713-974-2288        713-974-6503
  Phone                  Fax                Phone                 Fax

    Cooperating Broker                 Principal Broker: (Check only one
    represents buyer.                  box)
                                       [x] represents Seller only.
                                       [  ] represents Buyer only.
                                       [  ] is an intermediary between
  B. Fees: (Check only one box.)       Seller and Buyer.


  [ ] (1) Seller will pay Principal Broker the fee specified by separate written commission agreement between Principal Broker and Seller. Principal Broker will pay Cooperating Broker the fee specified in the Agreement Between Brokers found below the parties' signatures to this contract.

  [x] (2) At the closing of this sale, Seller will pay:

       Cooperating Broker a total cash fee of: Principal Broker a total cash fee of:
       [x] 2 1/2% of the sales price.  [  ] 2 1/2% of the sales price.
       [ ]. %

       The cash fees will be paid in Travis County, Texas. Seller authorizes escrow agent to pay the brokers from the Seller's proceeds at closing.

       NOTICE: Chapter 62, Texas Property Code, authorizes a broker to secure an earned commission with a lien against the Property.

  C. The parties may not amend this Paragraph 8 without the written consent of the brokers affected by the amendment.

9. CLOSING: ** has in writing waived or satisfied all of buyer's condition to closing

  A. The closing of the sale will be on or before November 23, 2006 but no sooner than November 1, 2006. The closing may take place prior to November 23, 2006 buy mutual agreement of the parties provided buyer** or within 7 days after objections to title have been cured, whichever date is later (the closing date). If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 15.

   Initialed for Identification by Buyer /s/ DQ  Seller /s/ RPJ

Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin, TX 78759

  B. At  closing, Seller will execute and deliver, at Seller's expense, a  [
     ] general [x] special warranty deed. The deed must include a vendor's lien if any part of the sales price is financed. The deed must convey good and indefeasible title to the Property and show no exceptions other than those permitted under Paragraph 6 or other provisions of this contract. Seller must convey the Property at closing:
     (1) with no liens, assessments, or Uniform Commercial Code or other security interests against the Property which will not be satisfied out of the sales price unless securing loans Buyer assumes;
     (2) without any assumed loans in default; and
     (3) with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract.

  C. At closing, Seller, at Seller's expense, will also deliver: 1. The most recent tax statements on the property
      (6) evidence that the person executing this contract is legally capable and authorized to bind Seller; and
     (7) any notices, statements, certificates, affidavits, releases, and other documents required by this contract, the commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Seller as necessary.

  D. At closing, Buyer will:
     (1)  pay the sales price in good funds acceptable to the escrow agent;
     (2) deliver evidence that the person executing this contract is legally capable and authorized to bind Buyer;
     (3) execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale.

  E. Unless the parties agree otherwise, the closing documents will be as found in the basic forms in the current edition of the State Bar of Texas Real Estate Forms Manual without any additional clauses.

10. POSSESSION: Seller will deliver possession of the Property to Buyer upon closing and funding of this sale in its present condition with any repairs Seller is obligated to complete under this contract, ordinary wear and tear excepted. Until closing, Seller will operate the Property in the same manner as on the effective date and will not transfer or dispose of any of the personal property described in Paragraph 2B or sold under this contract. Any possession by Buyer before closing or by Seller after closing that is not authorized by a separate written lease agreement is a landlord-tenant at sufferance relationship between the parties.

11. SPECIAL PROVISIONS: (Identify exhibit if special provisions are contained in an attachment.)

  1.   Seller waives all rights and interest in Section 2B 3-7


  Initialed for Identification by Buyer /s/ DQ  Seller /s/ RPJ


Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin TX 78759


12. SALES EXPENSES:

  A. SELLER'S EXPENSES: Seller will pay for the following at or before closing:
     (1) releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;
     (3) tax statements or certificates;
     (4) preparation of the deed and any bill of sale;
     (5) one-half of any escrow fee;
     (6) costs to record any documents to cure title objections that Seller must cure; and
     (6) other expenses that Seller will pay under other provisions of this contract.

  B. BUYER'S EXPENSES: Buyer will pay for the following at or before closing:
     (1) all loan expenses (for example, application fees, origination fees, discount fees, buy-down fees, commitment fees, appraisal fees, assumption fees, recording fees, tax service fees, mortgagee title policy expenses, credit report fees, document preparation fees, interest expense that Buyer's lender requires Buyer to pay at closing, loan related inspection fees, amortization schedule fees, courier fees, underwriting fees, wire transfer fees, and other fees required by Buyer's lender);
   (2) preparation fees of any deed of trust;
   (3) recording fees for the deed and any deed of trust;
   (4) premiums for flood and hazard insurance as may be required by Buyer's lender;
   (5) one-half of any escrow fee;
   (6) copy and delivery fees for delivery of the title commitment and related documents; and
   (7) other expenses that Buyer will pay under other provisions of this contract.
   (8)

13. PRORATIONS, ROLLBACK TAXES, ESTOPPEL CERTIFICATES, RENT, AND

  DEPOSITS: A. Prorations:


     (1)Interest on any assumed loan ad valorem, taxes, rents, and any expense reimbursements from tenants will be prorated through the closing date.

     (2) If the amount of ad valorem through the closing date for the year in which the sale closes is not available on the closing date, taxes will be prorated on the basis of taxes assessed in the previous year. If the taxes for the year in which the sale closes vary from the amount prorated at closing, the parties will adjust the prorations when the tax statements for the year in which the sale closes become available. This Paragraph 13A(2) survives closing.

     (3) If Buyer assumes a loan or is taking the Property subject to an existing lien, Seller will transfer all reserve deposits held by the lender for the payment of taxes, insurance premiums, and other charges to Buyer at closing and Buyer will reimburse such amounts to Seller by an appropriate adjustment at closing.

            Initialed for Identification by Buyer /s/ DQ   Seller /s/ RPJ

Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin TX 78759

  B. ROLLBACK TAXES: If Seller changes the use of the Property before closing or if a denial of a special valuation on the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Seller. If this sale or Buyer's use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 13B survives closing.

  C. ESTOPPEL CERTIFICATES:

14. CASUALTY LOSS AND CONDEMNATION:

  A. If any part of the Property is damaged or destroyed by fire or other casualty after the effective date, Seller must restore the Property to its previous condition as soon as reasonably possible and not later than the closing date. If, without fault, Seller is unable to do so, Buyer may:
     (1) terminate this contract and the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer;
     (2) extend the time for performance up to 15 days and the closing date will be extended as necessary; or
     (3) accept at closing: (i) the Property in its damaged condition; (ii) an assignment of any insurance proceeds Seller is entitled to receive along with the insurer's consent to the assignment; and (iii) a credit to the sales price in the amount of any unpaid deductible under the policy for the loss.

  B. If before closing, condemnation proceedings are commenced against any part of the Property, Buyer may:
     (1) terminate this contract by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 7B(3)
      (a), will be refunded to Buyer; or
     (2) appear and defend the condemnation proceedings and any award will, at Buyer's election, belong to:
     (a)  Seller and the sales price will be reduced by the same amount; or
     (b)  Buyer and the sales price will not be reduced.

       Initialed for Identification by Buyer /s/ DQ  Seller /s/ RPJ

Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin, TX 78759

15. DEFAULT:

  A. If Buyer fails to comply with this contract, Buyer is in default and Seller may:
     (1) terminate this contract and receive the earnest money as liquidated damages, thereby releasing the parties from this contract; as its sole and exclusive remedy.

  B. If, without fault, Seller is unable within the time allowed to deliver the estoppel certificates or the commitment, Buyer may:
     (1) terminate this contract and receive the earnest money, less any independent consideration under Paragraph 7B(3)(a), as the sole remedy; or
   (2) extend the time for performance up to 15 days and the closing will be extended as necessary.

  C. Except as provided in Paragraph 15B, if Seller fails to comply with this contract, Seller is in default and Buyer may:
     (1) terminate this contract and receive the earnest money, less any independent consideration under Paragraph 7B(3)(a), as liquidated damages, thereby releasing the parties from this contract; or
     (2) enforce specific performance, or seek such other relief as may be provided by law, or both.

16. ATTORNEY'S FEES: If Buyer, Seller, any broker, or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney's fees. This Paragraph 16 survives termination of this contract.

17. ESCROW:

  A. At closing, the earnest money will be applied first to any cash down payment, then to Buyer's closing costs, and any excess will be refunded to Buyer.

  B. If both parties make written demand for the earnest money, escrow agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties.
C. If one party makes written demand for the earnest money, escrow agent will give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 30 days after the date escrow agent sent the demand to the other party, escrow agent may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors.

  D. Escrow agent will deduct any independent consideration under Paragraph 7B(3)(a) before disbursing any earnest money to Buyer and will pay the independent consideration to Seller.

  E. If escrow agent complies with this Paragraph 17, each party hereby releases escrow agent from all claims related to the disbursal of the earnest money.

  F. Notices under this Paragraph 17 must be sent by certified mail, return receipt requested. Notices to escrow agent are effective upon receipt by escrow agent.

18. MATERIAL FACTS:

  A. To the best of Seller's knowledge and belief: (Check (1) or (2) only.)


      Initialed for Identification by Buyer /s/ DQ  Seller /s/ RPJ

Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin TX 78759

  [ ] (1) Seller is not aware of any material defects to the Property except as stated in the attached Property Condition Statement.

  [x] (2) Seller is not aware of any of the following, except as described otherwise in this contract:
       (a)  any subsurface: structures, pits, waste, springs, or improvements;
       (b) any pending or threatened litigation, condemnation, or assessment affecting the Property;
       (c)  any environmental hazards or conditions that affect the Property;
       (d) whether the Property is or has been used for the storage or disposal of hazardous materials or toxic waste, a dump site or landfill, or any underground tanks or containers;
       (e) whether radon, asbestos insulation or fireproofing, urea-formaldehyde foam insulation, lead-based paint, toxic mold (to the extent that it adversely affects the health of ordinary occupants), or other pollutants or contaminants of any nature now exist or ever existed on the Property;
       (f) whether wetlands, as defined by federal or state law or regulation, are on the Property;
       (g) whether threatened or endangered species or their habitat are on the Property; and
       (h) any material physical defects in the improvements on the Property. (Describe any exceptions to (a)-(g) in Paragraph 11 or an addendum.)

  B. Each written lease Seller is to furnish to Buyer under this contract must be in full force and effect according to its terms without amendment or modification that is not disclosed to Buyer in writing. Seller must disclose, in writing, to Buyer if any of the following exist at the time Seller provides the leases to the Buyer or subsequently occur before closing:
     (1) any modifications, amendments, or default by landlord or tenant under the leases;
     (2) any failure by Seller to comply with Seller's obligations under the leases;
     (3) any circumstances under any lease that entitle the tenant to terminate the lease or seek any offsets or damages;
     (4) any non-occupancy of the leased premises by a tenant;
     (5) any advance sums paid by a tenant under any lease;
     (6) any concessions, bonuses, free rents, rebates, brokerage commissions, or other matters that affect any lease; and
     (7) any amounts payable under the leases that have been assigned or encumbered, except as security for loan(s) assumed or taken subject to under this contract.

19. NOTICES: All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties addresses or facsimile numbers stated in Paragraph 1. The parties will send copies of any notices to the broker representing the party to whom the notices are sent.

20. FEDERAL TAX REQUIREMENT: If Seller is a "foreign person" as defined by applicable law, or if Seller fails to deliver at closing an affidavit that Seller is not a foreign person, then Buyer will withhold from the sales proceeds at closing an amount sufficient to comply with applicable tax law and deliver the amount withheld to the Internal Revenue Service (IRS), together with appropriate tax forms. IRS regulations require filing written reports if currency in excess of specified amounts is received in the transaction.

21. DISPUTE RESOLUTION: The parties agree to negotiate in good faith in an effort to resolve any dispute related to this contract that may arise. If the dispute cannot be resolved by negotiation, the parties will submit the dispute to mediation before resorting to arbitration or litigation and will equally share the costs of a mutually acceptable mediator. This paragraph survives termination of this contract. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.

22.  AGREEMENT OF THE PARTIES:

  A. This contract is binding on the parties, their heirs, executors, representatives, successors, and permitted assigns.


       Initialed for Identification by Buyer /s/ DQ Seller /s/ RPJ


Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin, TX 78759

  B. This contract is to be construed in accordance with the laws of the State of Texas.

  C. This contract contains the entire agreement of the parties and may not be changed except in writing.

  D. If this contract is executed in a number of identical counterparts, each counterpart is an original and all counterparts, collectively, constitute one agreement.

  E.   Buyer [x] may [ ] may not assign this contract.

  F.   Addenda which are part of this contract are: (Check all that apply.)

  [ ] (1) Property Description Exhibit identified in Paragraph 2;
  [ ] (2) Condominium Addendum;
  [ ] (3) Financing Addendum;
  [ ] (4) Commercial Property Condition Statement;
  [ ] (5) Addendum for Seller's Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards;
  [ ] (6) Notice to Purchaser of Real Property in a Water District (MUD);
  [ ] (7) Addendum for Coastal Area Property;
  [ ] (8) Addendum for Property Located Seaward of the Gulf Intracoastal Waterway; and
  [ ] (9)

     (Note: Counsel for the Texas Association of REALTORSr (TAR) has determined that any of the foregoing addendum which are promulgated by the Texas Real Estate Commission (TREC) or published by TAR are appropriate for use with this form.)

23. TIME: Time is of the essence in this contract. The parties require strict compliance with the times for performance. If the last day to perform under a provision of this contract falls on a Saturday, Sunday, or legal holiday, the time for performance is extended until the end of the next day which is not a Saturday, Sunday, or legal holiday.

24. EFFECTIVE DATE: The effective date of this contract for the purpose of performance of all obligations is the date the escrow agent receipts this contract after all parties execute this contract.

25.  ADDITIONAL NOTICES:

  A. Buyer should have an abstract covering the Property examined by an attorney of Buyer's selection, or Buyer should be furnished with or obtain a title policy.

  B. If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fees of the district before final execution of this contract.

  C. If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, 33.135, Texas Natural Resources Code, requires a notice regarding coastal area property to be included as part of this contract.

  D. If the Property is located seaward of the Gulf Intracoastal Waterway, 61.025, Texas Natural Resources Code, requires a notice regarding the seaward location of the Property to be included as part of this contract.


       Initialed for Identification by Buyer /s/ DQ   Seller /s/ RPJ


Commercial Contract - Improved Property concerning 11617 Research Boulevard, Austin, TX 78759

  E. If the Property is located outside the limits of a municipality, the Property may now or later be included in the extra-territorial jurisdiction
   (ETJ) of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and ETJ. To determine if the Property is located within a municipality's ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information.

  F.If apartments or other residential units are on the Property and the units were built before 1978, federal law requires a lead-based paint and hazard disclosure statement to be made part of this contract.

  G. Brokers are not qualified to perform property inspections, surveys, engineering studies, environmental assessments, or inspections to determine compliance with zoning, governmental regulations, or laws. Buyer should seek experts to perform such services. Selection of experts, inspectors, and repairmen is the responsibility of Buyer and not the brokers.

26. CONTRACT AS OFFER:The execution of this contract by the first party con stitutes an offer to buy or sell the Property. Unless the other party accepts the offer by 5:00 p.m., in the time zone in which the Property is located, on September 25, 2006 the offer will lapse and become null and void.


READ THIS CONTRACT CAREFULLY. The brokers and agents make no representation or recommendation as to the legal sufficiency, legal effect, or tax consequences of this document or transaction. CONSULT your attorney BEFORE signing.

Buyer's                              Seller's
Attorney is   Frank Markantonis      Attorney is    Michael Daugherty
                  713-863-611                         612-720-0777




                                  AEI Real Estate Fund XV Limited Partnership
                                By:AEI Fund management 86-A, Inc
                                   corporate General Parnter
Buyer: /S/ Dan Quinlan               Seller:/s/ Robert P Johnson

By:                                  By:
Printed Name: Dan Quinlan            Printed Name: Robert P Johnson
Title: Trustee                       Title: President




AEI Net Lease Income & Growth Fund XIX  AEI Real Estate Fund XVII Limited
Limited Partnership                     Partnership
By: AEI Fund Management XIX, Inc,       By: AEI Fund Management XVII, Inc.
corporate general partner               corporate general partner

Seller: /s/ Robert P Johnson            Seller: /s/ Robert P Johnson
By:                                     By:
Printed Name: Robert P Johnson          Printed Name: Robert P Johnson
Title: President                        Title:


               AEI Income & Growth Fund XXII Limited Partnership
               AEI Fund Management XXII Inc., corporate General Partner

               Seller: /s/ Robert P Johnson
               By:
               Printed Name: Robert P Johnson
               Title: President